EXHIBIT 99.1

         Contact:
         Robert J. Hugin                                Brian P. Gill
         President and Chief Operating Officer          Senior Director of PR/IR
         Celgene Corporation                            Celgene Corporation
         (908) 673-9102                                 (908) 673-9530


 CELGENE CORPORATION REPORTS RECORD THIRD QUARTER REVENUE AND OPERATING PROFITS

PRODUCT SALES DRIVE RECORD THIRD QUARTER REVENUE AND PROFITS:

o    RECORD NET PRODUCT SALES OF $223.1 MILLION

          o    REVLIMID ACHIEVED $101.3 MILLION IN NET PRODUCT SALES

          o    THALOMID NET PRODUCT SALES TOTALED $108.4 MILLION

o RECORD ADJUSTED NET INCOME OF $59.4 MILLION WITH ADJUSTED DILUTED EARNINGS PER SHARE OF $0.15

FINANCIAL HIGHLIGHTS OF THIRD QUARTER PERFORMANCE YEAR-OVER-YEAR:

o    TOTAL REVENUE INCREASED 89.1% TO A RECORD $244.8 MILLION

o    ADJUSTED OPERATING INCOME INCREASED 682.1% TO $79.4 MILLION

o ADJUSTED R&D EXPENDITURES INCREASED TO $64.1 MILLION TO SUPPORT CONTINUED EXPANSION OF BOTH REVLIMID AND PROMISING PIPELINE CLINICAL PROGRAMS

o ADJUSTED SG&A EXPENSES INCREASED TO $67.3 MILLION TO SUPPORT COMMERCIAL ACTIVITIES FOR MULTIPLE PRODUCT LAUNCHES, INCLUDING PREPARATIONS FOR INTERNATIONAL LAUNCHES

SUMMIT, NJ - (OCTOBER 26, 2006) - CELGENE CORPORATION (NASDAQ: CELG) announced adjusted net income of $59.4 million, or adjusted earnings per diluted share of $0.15 for the quarter ended September 30, 2006. Based on U.S. Generally Accepted Accounting Principles (GAAP), Celgene reported net income of $20.4 million, or diluted earnings per share of $0.05 for the quarter ended September 30, 2006, including share-based employee compensation expense, compared to net income in the prior year period of $0.7 million. Total revenue was a record $244.8 million for the quarter ended September 30, 2006, an increase of 89.1% over the same period in 2005 driven by REVLIMID net sales of $101.3 million, and THALOMID net sales of $108.4 million, an increase of 9.3% year-over-year. ALKERAN(R) net sales for the Third Quarter were $12.2 million in 2006 compared to $13.9 million in 2005. Revenue from Focalin(TM) and the Ritalin(R) family of drugs totaled $17.9 million for the Third Quarter of 2006 compared to $10.7 million over the same period last year.

For the nine-month period, total net product sales reached a record $559.7 million, an increase of 76.6% over the same period in 2005. REVLIMID(R) sales for the nine-month period reached $196.8 million. THALOMID(R) sales for the nine-month period of 2006 were $322.8 million compared to $282.0 million in 2005, an increase of 14.5% year-over-year. Celgene posted adjusted net income of $135.7 million or adjusted earnings per diluted share of $0.35, during the nine-month period of 2006, compared to adjusted net income of $60.6 million or adjusted earnings per diluted share of $0.17 in the comparable 2005 period. During the nine-month period on a reported basis of 2006, Celgene announced GAAP net income of $46.1 million or earnings per diluted share of $0.12, compared to GAAP net income of $59.7 million or earnings of $0.16 per diluted share in the first nine-months of last year, which did not include charges for stock option expense.

Adjusted net income and adjusted per share amounts for the three and nine-month periods ended September 30, 2006, eliminate the effects of charges for share-based employee compensation expense associated with the application of the Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), "Share-Based Payment", (SFAS 123(R)). The after tax net impact of share-based employee compensation expense reduced GAAP net income by $15.4 million, or $0.04 per diluted share for the three-month period ended September 30, 2006 and by $40.6 million, or $0.10 per diluted share for the nine-month period ended September 30, 2006. Adjusted net income and per share amounts, for the three-month and nine-month periods ended September 30, 2006 and 2005, excludes amortization of acquisition intangibles resulting from the acquisition of Penn T Limited and charges to record our share of equity losses in EntreMed, Inc. Also, adjusted net income and per share amounts, for the three-month period ended September 30, 2006 and nine-month periods ended September 30, 2006 and 2005 excludes gains (losses) recorded for changes in the estimated value of our investment in EntreMed, Inc. warrants. The nine-month periods ended September 30, 2006 and 2005, and the three-month period ended September 30, 2005, also excludes accelerated depreciation expense related to the Company's corporate headquarters relocation. Adjusted net income and per share amounts, for the nine-month period ended September 30, 2006 and 2005 includes adjustments to the income tax provision to reflect a projected cash tax rate of 32.0% and 28.0%, respectively.

Adjusted or Non-GAAP financial measures provide investors and management with supplemental measures of operating performance and trends that facilitate comparisons between periods before, during and after certain items that would not otherwise be apparent on a GAAP basis. Certain unusual or non-recurring items that management does not believe affect the Company's basic operations do not meet the GAAP definition of unusual non-recurring items. Adjusted earnings are not, and should not be, viewed as a substitute for GAAP net income. We define adjusted diluted earnings per share amounts as adjusted net income divided by the GAAP weighted average number of diluted shares outstanding. Our definition of adjusted earnings and adjusted diluted earnings per share may differ from similarly named measures used by others.

In support of the Company's commitment to bring more disease-altering therapies to patients in need, Celgene continued to advance development of promising compounds in early-stage, preclinical and discovery programs. The Company increased R&D investments in multiple Phase II and Phase III programs evaluating REVLIMID across a broad range of hematological cancers with unmet medical needs including: multiple myeloma, myelodysplastic syndromes, chronic lymphocyte leukemia, non-Hodgkin's lymphoma and myelofibrosis. During the third quarter of 2006, the Company incurred adjusted R&D expenses of $64.1 million, representing an increase of 29.8% compared to the year ago quarter. These R&D expenditures support ongoing clinical progress in multiple proprietary development programs for REVLIMID(R) and THALOMID(R) internationally; for other promising immunomodulatory compounds such as CC-4047, CC-11006 and CC-10015; for our lead anti-inflammatory compounds CC-10004 and CC-11050; and our kinase and ligase inhibitor programs and placental-derived stem cell program. On a reported GAAP basis R&D expenses were $66.8 million in the third quarter of 2006.

Adjusted selling, general and administrative expenses were $67.3 million, representing an increase of 5.6% over the second quarter of 2006 and an increase of 44.2% compared to the year ago quarter. Expenses during the third quarter of 2006 were driven primarily by significantly higher marketing and sales expenses related to REVLIMID and THALOMID product launch activities in the United States, and continued expansion of Celgene International in 23 countries, including Europe, Japan, Australia and Canada. On a reported GAAP basis selling, general and administrative expenses were $89.6 million in the third quarter of 2006.

Celgene reported $872.5 million in cash and marketable securities as of September 30, 2006, an increase of $148.2 million from December 31, 2005.

"During the third quarter we continued to make significant progress towards our objective to maximize REVLIMID's full commercial and clinical potential worldwide," said Celgene Chief Executive Officer Sol J. Barer. "We continue to build on our strong science capabilities and to invest in our future by advancing promising compounds through our research and development pipeline."

WEBCAST

Celgene will host a conference call to discuss the results and achievements of its third quarter 2006 operating and financial performance on October 26, 2006 at 9:00 a.m. EDT. The conference call will be available by webcast at WWW.CELGENE.COM. An audio replay of the call will be available from noon EDT October 27, 2006 until midnight EDT November 4, 2006. To access the replay, dial 1-888-203-1112 and enter reservation number 2547910. The Company's fourth quarter and year-end financial and operational results will be reported on Thursday, February 1, 2007.

ABOUT CELGENE

Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the Company's website at www.celgene.com.

THIS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WHICH INVOLVE KNOWN AND UNKNOWN RISKS, DELAYS, UNCERTAINTIES AND OTHER FACTORS NOT UNDER THE COMPANY'S CONTROL, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE RESULTS OF CURRENT OR PENDING RESEARCH AND DEVELOPMENT ACTIVITIES, ACTIONS BY THE FDA AND OTHER REGULATORY AUTHORITIES, AND THOSE FACTORS DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION SUCH AS 10K, 10Q AND 8K REPORTS.

                                      # # #

                      CELGENE CORPORATION AND SUBSIDIARIES
                      Consolidated Statement of Operations
                               Three Months Ended
                                   (Unaudited)
                     (In thousands, except per share data)


                                                        SEPTEMBER 30, 2006                          SEPTEMBER 30, 2005
                                                 GAAP      ADJUSTMENTS      "ADJUSTED"       GAAP      ADJUSTMENTS      "ADJUSTED"
                                               ---------   -----------      ----------     ---------   -----------      ----------
Net product sales                              $ 223,105    $    --          $ 223,105     $ 113,900    $    --          $ 113,900
Collaborative agreements and other revenue         4,186         --              4,186         4,879         --              4,879
Royalty revenue                                   17,548         --             17,548        10,727         --             10,727
                                               ---------    ---------        ---------     ---------    ---------        ---------
    Total revenue                                244,839         --            244,839       129,506         --            129,506

Cost of goods sold                                34,205          (76)(1)(3)    34,129        23,199          176(3)        23,375
Research and development                          66,756       (2,689)(1)       64,067        49,348         --             49,348
Selling, general and administrative               89,597      (22,309)(1)(2)    67,288        46,941         (304)(2)       46,637
                                               ---------    ---------        ---------     ---------    ---------        ---------
    Total costs and expenses                     190,558      (25,074)         165,484       119,488         (128)         119,360
                                               ---------    ---------        ---------     ---------    ---------        ---------

Operating income                                  54,281       25,074           79,355        10,018          128           10,146

Equity in losses of associated company               736         (736)(3)         --             980         (980)(3)         --
Interest and other income, net                     8,031           27(4)         8,058         4,605         --              4,605
                                               ---------    ---------        ---------     ---------    ---------        ---------
Income before taxes                               61,576       25,837           87,413        13,643        1,108           14,751

Income tax provision (benefit)                    41,139      (13,167)(5)       27,972        12,975       (8,845)(5)        4,130
                                               ---------    ---------        ---------     ---------    ---------        ---------
Net income                                     $  20,437    $  39,004           59,441     $     668    $   9,953        $  10,621
                                               =========    =========        =========     =========    =========        =========

PER COMMON SHARE:
Net income - basic                             $    0.06    $    0.11        $    0.17     $    --      $    0.03        $   0.03
                                               =========    =========        =========     =========    =========        =========
Net income - diluted                           $    0.05    $    0.10 (6)    $    0.15     $    --      $    0.03 (6)    $   0.03
                                               =========    =========        =========     =========    =========        =========

Weighted average shares -basic                   351,200      351,200          351,200       336,596      336,596          336,596
                                               =========    =========        =========     =========    =========        =========
Weighted average shares -diluted                 404,858      404,858          404,858       359,724      359,724          359,724
                                               =========    =========        =========     =========    =========        =========



CELGENE CORPORATION AND SUBSIDIARIES
NOTES TO RECONCILIATION OF GAAP EARNINGS TO "ADJUSTED" EARNINGS
THREE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)

(1) To exclude SFAS 123(R) share-based compensation expense totaling $23,194 related to stock options.

(2) To exclude the amortizaton of acquisition intangibles resulting from the acquisition of Penn T Limited in the amount of $2,217 in 2006 and $193 in 2005 and to exclude accelerated depreciation expense related to the relocation of the Company's corporate headquarters in the amount of $111 in 2005.

(3) To exclude the Company's share of equity losses in EntreMed, Inc. and to adjust for our share of THALOMID royalties payable to EntreMed, Inc.

(4) To exclude the charge recorded for changes in the estimated value of the Company's investment in EntreMed, Inc. warrants.

(5) The adjusted income tax provision reflects a projected annual cash tax rate of 32.0% for 2006 and 28.0% for 2005.

(6) Adjusted diluted per share amounts represent adjusted net income divided by the GAAP weighted average number of diluted shares outstanding.

                      CELGENE CORPORATION AND SUBSIDIARIES
                      Consolidated Statement of Operations
                                Nine Months Ended
                                   (Unaudited)
                     (In thousands, except per share data)


                                                        SEPTEMBER 30, 2006                          SEPTEMBER 30, 2005
                                                  GAAP     ADJUSTMENTS      "ADJUSTED"       GAAP      ADJUSTMENTS      "ADJUSTED"
                                               ---------   -----------      ----------     ---------   -----------      ----------
Net product sales                              $ 559,749    $    --          $ 559,749     $ 316,928    $    --          $ 316,928
Collaborative agreements and other revenue        12,032         --             12,032        35,829         --             35,829
Royalty revenue                                   52,138         --             52,138        34,846         --             34,846
                                               ---------    ---------        ---------     ---------    ---------        ---------
    Total revenue                                623,919         --            623,919       387,603         --            387,603

Cost of goods sold                                91,148         (995)(1)(3)    90,153        53,999          176(3)        54,175
Research and development                         178,298      (10,038)(1)      168,260       138,413         --            138,413
Selling, general and administrative              239,318      (53,976)(1)(2)   185,342       126,114       (2,953)(2)      123,161
                                               ---------    ---------        ---------     ---------    ---------        ---------
    Total costs and expenses                     508,764      (65,009)         443,755       318,526       (2,777)         315,749
                                               ---------    ---------        ---------     ---------    ---------        ---------

Operating income                                 115,155       65,009          180,164        69,077        2,777           71,854

Equity in losses of associated company             5,202       (5,202)(3)         --           5,975       (5,975)(3)         --
Interest and other income, net                    19,032          298(4)        19,330         5,396        6,875(4)        12,271
                                               ---------    ---------        ---------     ---------    ---------        ---------
Income before taxes                              128,985       70,509          199,494        68,498       15,627           84,125

Income tax provision (benefit)                    82,916      (19,078)(5)       63,838         8,770       14,785(5)        23,555
                                               ---------    ---------        ---------     ---------    ---------        ---------
Net income                                     $  46,069    $  89,587          135,656     $  59,728    $     842        $  60,570
                                               =========    =========        =========     =========    =========        =========

PER COMMON SHARE:
Net income - basic                             $    0.13    $    0.26        $    0.39     $    0.18    $    --          $    0.18
                                               =========    =========        =========     =========    =========        =========
Net income - diluted                           $    0.12    $    0.23 (6)    $    0.35     $    0.16    $    0.01 (6)    $    0.17
                                               =========    =========        =========     =========    =========        =========

Weighted average shares -basic                   347,687      347,687          347,687       334,054      334,054          334,054
                                               =========    =========        =========     =========    =========        =========
Weighted average shares -diluted                 403,092      403,092          403,092       390,004      390,004          390,004
                                               =========    =========        =========     =========    =========        =========



CELGENE CORPORATION AND SUBSIDIARIES
NOTES TO RECONCILIATION OF GAAP EARNINGS TO "ADJUSTED" EARNINGS
NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)

(1) To exclude SFAS 123(R) share-based compensation expense totaling $58,694 related to stock options.

(2) To exclude the amortizaton of acquisition intangibles resulting from the acquisition of Penn T Limited in the amount of $6,450 in 2006 and $598 in 2005 and to exclude accelerated depreciation expense related to the relocation of the Company's corporate headquarters in the amount of $202 in 2006 and $2,355 in 2005.

(3) To exclude the Company's share of equity losses in EntreMed, Inc. and to adjust for our share of THALOMID royalties payable to EntreMed, Inc.

(4) To exclude the charge recorded for changes in the estimated value of the Company's investment in EntreMed, Inc. warrants.

(5) The adjusted income tax provision reflects a projected annual cash tax rate of 32.0% for 2006 and 28.0% for 2005.

(6) Adjusted diluted per share amounts represent adjusted net income divided by the GAAP weighted average number of diluted shares outstanding.

CELGENE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET DATA
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)


                                             SEPTEMBER 30,     DECEMBER 31,
                                                 2006              2005
                                             -------------     ------------
Cash, cash equivalents & marketable
   securities                                  $  872,474       $  724,260
Total assets                                    1,526,819        1,246,637
Convertible notes                                 399,962          399,984
Stockholders' equity                              838,278          635,775